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                                                                    EXHIBIT 4(a)

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                               HECHINGER COMPANY

                                      and

                           FIRST UNION NATIONAL BANK
                           OF NORTH CAROLINA, Trustee

                                   ----------

                       FIRST SUPPLEMENTAL TRUST INDENTURE


                          Dated as of January 31, 1997

                                   ----------

                         Amending and Supplementing the

                                Trust Indenture

                           Dated as of March 15, 1987

                                  $132,000,000

                           5 1/2% Debentures Due 2012


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                       FIRST SUPPLEMENTAL TRUST INDENTURE

                 THIS FIRST SUPPLEMENTAL TRUST INDENTURE dated as of January 31, 1997 (the "First Supplemental Indenture"), by and between HECHINGER COMPANY (the "Company"), a Delaware corporation, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association duly incorporated and existing under the laws of the United States of America (the "Trustee"), the trustee under the Trust Indenture dated as of March 15, 1987 (the "Original Indenture") between the Company and the Trustee, amends and supplements the Original Indenture.

                 Terms used and not defined herein have the same meanings as in the Original Indenture.

                                    Recitals

                 A. Section 2.05 of the Original Indenture reads in its entirety as follows:

                 SECTION 2.05. Exchange and Registration of Transfer of Debentures. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Trustee in the City of Charlotte, North Carolina, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the Debentureholder making the exchange shall be entitled to receive.

                          The Company shall cause to be kept at said office of the Trustee in the City of Charlotte, North Carolina, register [sic] in which, subject to such reasonable regulations as it may prescribe, Debentures shall be registered and the transfer of Debentures shall be registered as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debenture at such office or agency maintained by the Trustee in the





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         City of Charlotte, North Carolina, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for an equal aggregate principal amount.

                          All Debentures presented for registration of transfer or for exchange, redemption, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

                          No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                          The Company shall not be required to exchange or register a transfer of (a) any Debentures for a period of 15 days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof selected or called for redemption or
         (c) any Debentures surrendered for conversion.

                 B. Section 5.02 of the Original Indenture reads in its entirety as follows:

                          SECTION 5.02. Offices for Notices and Payments, etc. So long as any of the Debentures remain outstanding, the Company will maintain in the City of Charlotte, North Carolina, an office or agency where the Debentures may be presented for payment, and an office or agency where the Debentures may be presented for registration of transfer and for exchange and conversion as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change





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         of location thereof.  If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal offices of the Trustee in the City of Charlotte, North Carolina, and the Company hereby appoints the Trustee at the principal office of the Trustee in the City of Charlotte, North Carolina, its agent to receive all such presentations, demands and notices.

                 C. Section 8.09 of the Original Indenture reads in its entirety as follows:

                          SECTION 8.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars, subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and having its principal office and place of business in the City of Charlotte, North Carolina. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

                 D. Section 16.03 of the Original Indenture reads in its entirety as follows:

                          SECTION 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served





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         by the Trustee or by the holders of Debentures on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Hechinger Company, 3500 Pennsy Drive, Landover, Maryland 20785 Attention:
         Secretary. Any notice, direction, request or demand by any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal corporate trust office of the Trustee, 1200 First Union Plaza, Charlotte, North Carolina 28288.

                 E. Section 16.06 of the Original Indenture reads in its entirety as follows:

                          SECTION 16.06. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will be in the City of Charlotte, North Carolina, a legal holiday or a day on which banking institutions are authorized by law or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Debentures need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such date.

                 F. Section 11.01 of the Original Indenture provides, among other things, that the Company and the Trustee may from time to time and at any time, without the consent of the holders of any of the Debentures at the time outstanding, enter into indentures supplemental to the Original Indenture to make such other provisions in regard to matters or questions arising under the Original Indenture which shall not adversely affect the interests of the holders of the Debentures. Section 11.05 of the Original Indenture provides that the Trustee may rely upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the foregoing conditions and provisions of the Original Indenture.





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                 G.       The Company desires to enter into this First
Supplemental Indenture to expand the number of corporations potentially eligible to be Trustee by amending Sections 2.05, 5.02, 8.09, 16.03 and 16.06 of the Original Indenture as hereinafter provided.

                 H. By its execution and delivery of this First Supplemental Indenture, the Trustee acknowledges its receipt of and reliance upon the Officers' Certificate and Opinion of Counsel attached hereto, which Officers' Certificate and Opinion of Counsel are acceptable to the Trustee, to the effect that this First Supplemental Indenture complies with the conditions and provisions of Section 11.01 of the Original Indenture.

                 NOW, THEREFORE, in consideration of the premises, the Company and the Trustee agree as follows:

         1. Amendment of Section 2.05 of Original Indenture. Section 2.05 of the Original Indenture is hereby amended to read in its entirety as follows:

                          SECTION 2.05. Exchange and Registration of Transfer of Debentures. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Trustee at the Principal Office of the Trustee, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the Debentureholder making the exchange shall be entitled to receive.

                          The Company shall cause to be kept at the Principal Office of the Trustee, a register in which, subject to such reasonable regulations as it may prescribe, Debentures shall be registered and the transfer of Debentures shall be registered as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debenture at the Principal Office of the





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         Trustee, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for an equal aggregate principal amount.

                          All Debentures presented for registration of transfer or for exchange, redemption, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

                          No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                          The Company shall not be required to exchange or register a transfer of (a) any Debentures for a period of 15 days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof selected or called for redemption or
         (c) any Debentures surrendered for conversion.

         2. Amendment of Section 5.02 of Original Indenture. Section 5.02 of the Original Indenture is hereby amended to read in its entirety as follows:

                          SECTION 5.02. Offices for Notices and Payments, etc. So long as any of the Debentures remain outstanding, the Company will maintain an office or agency where the Debentures may be presented for payment, and an office or agency where the Debentures may be presented for registration of transfer and for exchange and conversion as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the





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         Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee, and the Company hereby appoints the Trustee at the Principal Office of the Trustee, its agent to receive all such presentations, demands and notices.

         3. Amendment of Section 8.09 of Original Indenture. Section 8.09 of the Original Indenture is hereby amended to read in its entirety as follows:

                          SECTION 8.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

         4.      Amendment of Section 16.03 of Original Indenture.  Section
16.03 of the Original Indenture is hereby amended to read in its entirety as follows:

                          SECTION 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company may be given or served by being deposited postage





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         prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Hechinger Company, 3500 Pennsy Drive, Landover, Maryland 20785 Attention: Secretary. Any notice, direction, request or demand by any Debentureholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing and deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Trustee with the Company) to First Union National Bank of North Carolina, 230 South Tryon Street, Charlotte, North Carolina 28288-1179 Attention: Corporate Trust Department.

         5.      Amendment of Section 16.06 of Original Indenture.  Section
16.06 of the Original Indenture is hereby amended to read in its entirety as follows:

                          SECTION 16.06. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will be in the city of the Principal Office of the Trustee a legal holiday or a day on which banking institutions are authorized by law or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Debentures need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such date.

         6. Indenture to Remain in Effect. Except as amended by this First Supplemental Indenture, the Original Indenture shall remain in full force and effect in accordance with its terms.

                 IN WITNESS WHEREOF, the Company and the Trustee have executed and delivered this First Supplemental Indenture as of the date first above written.





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                                  HECHINGER COMPANY

Attest:


/S/ Mark R. Adams                 By:  /S/ W. Clark McClelland
-----------------------------          ---------------------------------
Name: Mark R. Adams                    Name: W. Clark McClelland
     ------------------------               ----------------------------
Title: Senior Vice President,          Title: Executive Vice President
      -----------------------                ---------------------------
      Treasurer and Secretary                and Chief Financial Officer
      -----------------------                ---------------------------

(Seal)

                                  FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA, Trustee

Attest:


/S/ Marion Stratakos              By:  /S/ Shannon Stahel
-------------------------              ------------------------------
Name: Marion Stratakos                 Name: Shannon Stahel
     --------------------                   -------------------------
Title: Vice President                  Title: Trust Officer
      -------------------                    ------------------------

(Seal)





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                                Acknowledgements


STATE OF Maryland                          )
         -----------------                 ) SS:
COUNTY OF Prince Georges                   )
          ----------------


                 On this 30th day of January, 1997, before me, the undersigned Notary Public, personally appeared W. Clark McClelland, who acknowledged himself to be the Executive Vice President and Chief Financial Officer of Hechinger Company, a Delaware corporation and that he as such officer, being authorized to do so, executed the foregoing First Supplemental Trust Indenture for the purposes therein contained by signing the name of said corporation by himself as such officer.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           /S/ Lauri A. Rice
                                           ------------------------------------
                                           Notary Public

(SEAL)                                     My commission expires:  9-4-98
                                                                 --------------


STATE OF North Carolina                    )
         ----------------                  ) SS:
COUNTY OF Mecklenburg                      )
          ---------------

                 On this 30th day of January, 1997, before me, the undersigned Notary Public, personally appeared Shannon Stahel, who acknowledged herself to be a Trust Officer of First Union National
Bank of North Carolina and that she as such officer, being authorized to do so, executed the foregoing First Supplemental Trust Indenture for the purposes therein contained by signing the name of said bank by herself as such officer.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                           /S/ Lisa L. Starnes
                                           ------------------------------------
                                           Notary Public

                                           My Commission expires: 7-3-2001
                                                                 --------------

(SEAL)



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